Exhibit 99.1

KULR TECHNOLOGY PROVIDES SAFE BATTERY TESTING SOLUTIONS TO LARGEST AUTOMOTIVE MANUFACTURER IN THE UNITED STATES

The Internal Short Circuit Testing Technology Allows the Company to Predictably Instigate Battery Cell Failure and then Study the Causes Behind Them in Order to Build Safer Batteries

SAN DIEGO / GLOBENEWSWIRE / November 14, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform company accelerating the global transition to a sustainable electrification economy, today announced that it has entered into an agreement to provide its internal short circuit (“ISC”) battery safety and testing device to the largest automotive manufacturer in the United States (the “Customer”). Additional information regarding Customer pipeline can be found in the Company's latest 10-Q filing.

The internal short circuit testing solution reliably creates thermal runaway in lithium-ion battery trigger cells in controlled, laboratory conditions. The device does not rely on mechanically damaging the battery exterior to activate the short, as do most of the other evaluation methodologies, but instead triggers a true internal short. This makes it possible to accurately pinpoint and fix problems leading to malfunctions. This superior testing method allows KULR and its customers to more effectively test the next generation of EV batteries and bring more reliable and safer battery systems to market in a faster and more cost-effective manner.

The ISC technology received the prestigious R&D 100 Award in 2016 and was the runner-up for NASA invention of the year in 2017.

“We are at the beginning of the electrification movement and it's great to see a global automotive company fully embrace the strategic value of better testing for designing the next wave of EV battery systems,” said Michael Mo, CEO at KULR Technology. “Particularly in the wake of Hurricane Ian and the continued destruction that was caused by the explosion of EV batteries in areas affected by the storm, solutions like KULR’s ISC device are more important than ever at ensuring consumer safety across a variety of industries including electric vehicles, electric vertical take-off and landing aircrafts, maritime and more.”

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit https://www.kulrtechnology.com/.

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time.  In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or John Yi
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Public Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Brokers and Analysts:
Chesapeake Group
Main: (410) 825-3930
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